EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into this 1st day of July, 2009 (the "Effective Date"), between VISTRA GROWTH PARTNERS, INC. ("ViStra"), a wholly-owned subsidiary of CTD HOLDINGS, INC. (the "Company") and LOUIS S. WELTMAN (the "Executive").

     WHEREAS, the Company desires to employ Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1. Term of Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on the Effective Date and ending one (1) year therefrom, automatically being renewed annually for a period of one (1) year unless the Company's Board of Directors chooses not to renew this Employment Agreement and provides written notice to executive of non-renewal prior to the anniversary date of this Agreement.

2.       Duties.

     (a) General Duties. The Executive shall serve as president and chief executive officer of ViStra, with duties and responsibilities that are necessary for the full time daily management of all aspects of the operation of ViStra.
The Executive shall perform his duties at ViStra's offices located in CityplaceBoca Raton, StateFlorida and such other places as the needs, business and opportunities of ViStra may require from time to time. The Executive shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

     (b) Client Duties. The Executive will provide the following services:

          i. Study and review the business operations and projected financial performance of ViStra's clients (based upon management's forecast of financial performance) so as to enable the Executive to provide advice to the clients.

          ii. Assist ViStra's clients in attempting to formulate the optimal strategy to meet the clients' working capital and capital resources needs.

          iii. Assist in the formulation of the terms and structure of any proposed business combination transaction ("Transaction") involving ViStra's clients and presented to Executive by the clients, or to the clients by Executive.

          iv. Arrange for or assist the clients in obtaining debt and/or equity financing in such amounts that ViStra's clients and the Executive agree are required for the purpose of financing the clients' operations ("Financing").

          v. Assist in any presentation to the Board of Directors of ViStra's clients, as requested, in connection with a proposed Transaction or Financing.

          vi. Advise ViStra's clients as to the expected reaction of the financial community to any transaction and assist in determining the optimum means of communicating the pertinent aspects, such as strategic considerations, benefits to the clients and financial impact, to the financial community.

     (c) Devotion of Time. Subject to the last sentence of this Section 2(c), the Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by ViStra) to the affairs of ViStra and to the affairs of any of ViStra's clients the amounts of which time shall be in the sole discretion of the Executive, as is necessary to fulfill his duties hereunder.

3.       Compensation and Expenses.

     (a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary to be determined by the Board of Directors on or before dateMonth1Day1Year2010January 1, 2010, payable in monthly installments in accordance with the normal payroll practices of the Company. The annual salary is subject to annual review and upward adjustment based on the discretion of the Company's Board of Directors. At the beginning of each month and for each month thereafter from dateMonth7Day1Year2009July 1, 2009 through dateMonth12Day31Year2009December 31, 2009, the Executive shall receive 100,000 shares of the common stock of CTD Holdings, Inc., such shares to be registered on Form S-8 and issued to the Executive as compensation hereunder.

     (b) Expenses. In addition to any compensation received pursuant to Section 3(a) and (c), ViStra will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to ViStra in accordance with the ViStra's practices. Such reimbursement or advances will be made in accordance with policies and procedures of ViStra in effect from time to time relating to reimbursement of or advances to executive officers.

     (c) Bonus.

         (i) Discretionary Bonus. During the term of this Agreement, the Company's Board of Directors shall review the Executive's performance and have the discretion to grant to Executive a management bonus based on any criteria or factors the Board or committee deems appropriate, including but not limited to the Executive's efforts in expanding the business of the Company, making acquisitions, increasing shareholder value, recruiting valuable employees and other such achievements.

         (ii) Transaction Bonus(es). The Executive shall be paid a transaction bonus based on the profit from the compensation received by ViStra in connection with services provided to clients of ViStra. For each and every client, the Executive shall receive a transaction bonus (the "Transaction Bonus") in an amount equal to fifty percent (50%) of the profits (as determined in accordance with the normal audited finance practices of the Company and ViStra) received by ViStra of any kind, including but not limited to cash, stock, notes or products and services.

4. Capitalization of ViStra. On the Effective Date, the Company shall issue one million four hundred thousand (1,400,000) restricted shares of the common stock of CTD Holdings, Inc., such shares to be utilized by the ViStra in conducting the Business of ViStra, as authorized by its Board of Directors (the "CTD Restricted Shares"). Without limiting the generality of this paragraph, the Executive can transfer the CTD Restricted Shares in exchange for an investment in ViStra's clients or for services rendered to ViStra's clients by other individuals or companies.

5.       Benefits.

     (a) Vacation. For each 12-month period during the Term, the Executive will be entitled to four (4) weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of ViStra may permit.

     (b) Employee Benefit Programs. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by ViStra for its executive officers, including programs of life and medical insurance and reimbursement of membership fees in civic, social and professional organizations.

     (c) Insurance. ViStra, at its sole discretion, may provide to Executive and pay premiums on ViStra's medical insurance policy covering Executive and Executive's dependents.

     (d) Automobiles. ViStra, at its sole discretion, may pay the cost of providing an automobile to the Executive.

     (e) Sick Leave/Holidays. The Executive shall be entitled to sick leave and holidays in accordance with ViStra's established policies.

6.       Termination.

     (a) Termination by Company.

          (i) The Company may terminate the Executive's employment pursuant to the terms of this Agreement at any time by giving written notice of termination. Such termination will become effective upon the giving of such notice. In such event, all obligations with regard to compensation which is not yet due and payable shall cease, compensation shall be paid through the date of termination, and the parties' rights and obligations hereunder, other than under paragraphs 6, 7, 8 and 13 hereunder shall terminate, and if such termination occurs prior to the first anniversary of this Agreement, all unearned shares shall be returned to the Company.

          (ii) In the event of termination of this Agreement by the Company pursuant to paragraph 5(a) or the Company's failure (as opposed to Executive's failure) to renew this Contract, either during the first five (5) years of this Agreement, Executive shall have the option to purchase all of the assets of ViStra for a period ending 90 days from the date of Notice of Executive's termination or the date of the termination of this Agreement in the care of non-renewal of this Agreement ("Option Trigger Date"). The purchase price of such assets shall be based on the agreement of the company and Executives provided however, if a purchase price can not be agreed to by the parties within 15 days of the Option Trigger Date the purchase price shall be determined by a business appraiser experienced in appraising business of the same type as ViStra, valuing ViStra as a going concern. In the event an appraiser of ViStra is recurred, the period between the date of the engagement of the appraiser and the date his appraisal is determined shall be added to the 90-day option period. The parties shall equally bear the cost of the appraisal. The purchase price shall be secured be secured by the assets of ViStra and shall be paid in three (3) equal annual payments bearing interest at the prime rate as published in the Wall Street Journal in effect on the date of closing.

     (b) Death or Disability. Except as otherwise provided in this Agreement, this Agreement shall terminate upon the death, or disability of the Executive. For purposes of this Section 6(b), "disability" shall mean that for a period of four consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. However, the use of alcohol or drugs as referred to in Section 5(a)(iv) above shall not fall under the definition of a "disability". In the event of Executive's disability, the Executive shall be paid compensation, benefits and bonus which may accrue for a total of 24 months, or for the remainder of the term of this Agreement, whichever is greater. In the event of death of the Executive, the Executive's estate shall receive the Executive's compensation and benefits for the remainder of the term of this Agreement or 24 months whichever is greater.

     (c) Termination by Executive. The Executive may terminate the Executive's employment pursuant to the terms of this Agreement at any time by giving written notice of termination. Such termination will become effective as of the date of the notice.

     (d) In the event of a termination by either the Company or the Executive pursuant to paragraphs 6(a) and 6(c) hereunder, all obligations with regard to compensation which is not yet due and payable shall cease, compensation shall be paid through the date of termination, and the parties' rights and obligations hereunder, other than under paragraphs 6, 7, 8 and 13 hereunder shall terminate.

7.       Non-Competition Agreement.

     (a) Competition with the Company. Until termination of his employment and for a period of twelve (12) months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company, within any metropolitan area in the United States or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the ViStra's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to five percent (5%) of the securities  of  any  publicly-traded  enterprise  provided  Executive  is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

     (b) Solicitation of Customers. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than ViStra, refer Prohibited Business from any Customer to any enterprise or business other than ViStra or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than ViStra. For purposes of this
Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

     (c) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

8.       Non-Disclosure of Confidential Information.

     (a) Confidential Information. Confidential Information includes, but is not limited to, trade secrets defined in Section 688.002(4), Florida Statutes (2007) (or any successor statute), processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software (including, but not limited to, computer programs developed, improved or modified by the Company for or on behalf of the Company for use in the Company's business, and source code), information and data relating to the development, research, testing, manufacturing, costs, marketing and uses of the Services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of customers for the Services, data-bases, data, all methods of operation, customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees and former employees. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any affiliates of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from Employee or the Company. As used herein, the term "Services" shall include the business of acting as a mortgage broker together with all services provided by the Company during the term of Employee's employment.

     (b) Legitimate Business Interests. The Employee recognizes that the Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets as defined in Section 7(b),
(ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

     (c) Confidentiality. For a period of five (5) years, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. The Employee shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an executive officer of the Company (excluding the Employee, if applicable).

9. Equitable Relief. The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave his employment for any reason and take any action in violation of Section 6 or
Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction, to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

10. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

11.      Severability.

     (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

     (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

12. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         To the Company:        CTD Holdings, Inc.
                                27317 N.W. 78th Avenue
                                High Springs FL 32643

         To the Executive:      Louis S. Weltman
                                3205 NW 62nd Street
                                Boca Raton FL 33496

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

14. Arbitration. Except for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Alachua County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

15. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, or to any action between the parties regarding any matter, the prevailing party action or arbitration proceeding shall be entitled to a reasonable attorney's fee, costs and expenses.

16. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of StateplaceFlorida without regard to choice of law considerations.

17. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

18. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

19. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

Witnesses:                             VISTRA GROWTH PARTNERS, INC.

_______________________________         By:  ________________/s/_______________
                                             C.E. RICK STRATTAN
                                             Title:  Chairman
                                             Date:  08/13-09

_______________________________
Printed Name




                                        CTD HOLDINGS, INC.

_______________________________          By: ________________/s/_______________
                                             C.E. RICK STRATTAN
                                             Title:  Chairman
                                             Date:  08-13-09

_______________________________
Printed Name




_______________________________         By:  ________________/s/_______________
                                             LOUIS S. WELTMAN
                                             Date:  07-27-09
_______________________________
Printed Name